EXHIBIT 10.95

FOURTH AMENDMENT TO
MASTER ENERGY EFFICIENCY SERVICES AGREEMENT
BETWEEN
CITY OF SAN DIEGO, CALIFORNIA
AND
ONSITE ENERGY CORPORATION

Phase 4
Police Department Headquarters
Energy Efficiency and Self-Generation Project

This Fourth Amendment to Master Energy Efficiency Services Agreement (this “Amendment”) is made as of January ___, 2003, by and between Onsite Energy Corporation (“Onsite”) and the City of San Diego, California (“Customer”) (collectively, the “Parties”) (capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed thereto in the Master ESA, defined below), with reference to the following:

     A.     Onsite and Customer entered into that certain Master Energy Efficiency Services Agreement dated as of November 22, 1999 (the “Master ESA”), whereby Onsite agreed to provide to Customer, or arrange for the provision of, certain ECMs at Customer’s facilities (the “Project”).

     B.     Pursuant to the terms of the Master ESA, the Parties agreed to amend the Master ESA to implement the various phases of the Project. The Parties now desire to amend the Master ESA to implement Phase 4 of the Project. The Master ESA and this Amendment collectively shall be referred to herein as the “Agreement.”

NOW, THEREFORE, for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1.     PHASE 4 - SCOPE OF SERVICES:      For Phase 4 only and subject to the provisions of this Amendment, the ECMs set forth on Exhibit 1 attached hereto and incorporated herein are to be installed, and the Work described in Exhibit 1 performed, at Customer’s facilities listed on Exhibit 2 attached hereto and incorporated herein, which Customer owns (the “Facilities”). Comfort Levels (if applicable) for Phase 4 shall be determined during the Design/Review Phase. In accordance with the terms and conditions of the Master ESA, Onsite hereby assigns to Customer all manufacturers’ warranties for all ECMs installed under this Amendment. The scope of the Work set forth in Exhibit 1 may be modified by Onsite and Customer in connection with the design reviews of the Work by Onsite and Customer consistent with the financial parameters of the Phase, all as set forth in Section II of the Master ESA. The financial parameters of Phase 4 are set forth in the proforma attached hereto as Exhibit 8; provided, however, that the Parties understand and agree that, notwithstanding anything to the contrary in Section II of the Master ESA, the proforma attached hereto as Exhibit 8 is for the scope of the Work set forth in Exhibit 1 and thus the proforma may be modified by the Parties as they modify and finalize the scope of the Work for Phase 4. Additionally, the Total Capital Cost set forth in Section 4 below is for the scope of the Work set forth in Exhibit 1, and the Total Capital Cost of Phase 4 will be modified and finalized by the Parties in connection with the design reviews so long as the Total Capital Cost shall not exceed the not-to-exceed amount of the Total Capital Cost set forth in Section 4 (unless otherwise agreed by the Parties).

City of San Diego – Phase 4
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     2.     PHASE 4 - OPERATION AND ADMINISTRATIVE SERVICES:      For Phase 4 only, Onsite will provide the services as set forth in Schedule F of the Master ESA under the headings Operation and Administration.

     3.     PHASE 4 - OPERATION AND MAINTENANCE, MEASUREMENT AND VERIFICATION:      For Phase 4 only, see subsection c. of Section 7 below.

     4.     PHASE 4 - CAPITAL COSTS:

Energy efficiency retrofit includes:
•	Audit for Phase 4	•	Project Management
•	Applications/Design Engineering	•	Utility Rebate/SPC/Incentive Payment Coordination (as applicable)
•	Subcontract costs (including labor and material)

            TOTAL CAPITAL COST (not-to-exceed)     $3,633,820

As described in Section 1 above, the scope of the Work to be performed on Phase 4 will be finalized by the Parties during the design reviews. Accordingly, the Total Capital Cost set forth above is based on the current scope of the Work set forth on Exhibit 1, and the Parties understand and agree that the actual amount of the Total Capital Cost of Phase 4 will be finalized and agreed to by the Parties during the design reviews; provided, however, that the Total Capital Cost for Phase 4 shall not exceed the not-to-exceed amount of the Total Capital Cost set forth above, unless otherwise agreed by the parties.

The Phase Term of Phase 4 is 144 months after the Phase Commencement Date for Phase 4.

     5.     PHASE 4 - ESTIMATED ENERGY SAVINGS:     $690,654/year

          Estimated Energy Savings numbers are based upon the stipulated facility usage set forth on Exhibit 4 and utility rates set forth below:

          Energy Rate Schedules

Police Department Headquarters	$0.1318 per kWh for combined heat and power (cogeneration) and energy efficiency measures *
$0.13 per kWh for solar photovoltaic *
$0.60705 per therm for natural gas *

*	The above energy rates are stipulated to increase at the rate of 3% annually beginning in the fourth Phase Period (that is, three years after Substantial Completion) and continuing through the end of the Phase Term.

	Guaranteed Energy Savings factor per the Master ESA:	$690,654 X 90%

City of San Diego – Phase 4
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     6.     PHASE 4 - GUARANTEED ENERGY SAVINGS:

          The Guaranteed Energy Savings is $621,589 per year for the first three years (Phase Periods) of the Phase Term, and escalates at a rate of 3% per year for the remaining term of the Phase Term.

     7.     PHASE 4 - FIXED PAYMENT (INCLUDING O&M FEE AND M&V FEE) AND LUMP SUM PAYMENT:

Year (Phase Periods)	Amount of Fixed Payment or Lump Sum Payment
1	$442,488.87/year (unless otherwise provided in subsections a. and/or c. below) *
2	$474,550.87/year (unless otherwise provided in subsections a. and/or c. below) *
3	$438,026.87/year (unless otherwise provided in subsections a. and/or c. below) *
4	$454,190.87/year (unless otherwise provided in subsections a. and/or c. below) *
5	$465,942.87/year (unless otherwise provided in subsections a. and/or c. below) *
6	$467,826.87/year (unless otherwise provided in subsections a. and/or c. below) *
7 through 12	$463,571.87/year (unless otherwise provided in subsections a. and/or c. below) *
90 days after Substantial Completion	$684,533 lump sum payment (as set forth in subsection b. below)

*	The O&M Fee, which is defined in subsection c. below and is included in each Fixed Payment, is stipulated to increase at the rate of 3% annually beginning in the second Phase Period (that is, one year after Substantial Completion) and continuing through the end of the Phase Term. The Fixed Payments set forth above do not reflect this stipulated increase in the O&M Fee.

     a.     Payment of Fixed Payment.      Notwithstanding anything to the contrary in the Master ESA (including but not limited to in Schedule C to the Master ESA), the Fixed Payment shall be payable in annual installments during each Phase Period. For Phase 4 only, as set forth on Exhibit 5 attached hereto and incorporated herein, Customer shall pay to Onsite the Fixed Payment for a period of 12 years via 12 annual payments of the amount set forth above. Unless otherwise provided in subsection c. below, of each annual payment of the Fixed Payment (i) $43,540 is the M&V Fee and compensation for the Energy Savings guarantee; (ii) $74,898 is the O&M Fee, as defined and described in subsection c. below; and (iii) the balance is attributable to the Total Capi-

City of San Diego – Phase 4
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tal Cost of the Phase. The first annual installment of the Fixed Payment is due within 30 days of the Phase Commencement Date (unless otherwise agreed by the Parties), and each annual payment thereafter is due and payable by Customer on the same day of the same month of each following year.

The amount of the Fixed Payment set forth above is based on the Total Capital Cost set forth in Section 4 above and an interest rate of 5.4%. The Parties understand and agree that the Fixed Payment may change depending on the interest rate, calculated based on the BMA municipal swap market indicator average between the bid and the ask for the eight year term plus 155 basis points, on the day after the date of execution of this Amendment (or as otherwise required by the financing source). As of November 25, 2002, the interest rate calculated on this formula was 5%, and the Parties agree the interest rate shall not be less than 5%.

     b.     Lump Sum Payment.      In addition to the Fixed Payment, Customer shall pay to Onsite a lump sum payment of $684,533 within 90 days of Substantial Completion. Customer may make this payment by endorsing the applicable check for the Self-Generation Incentive Payment (as defined in Section 9 below) to Onsite, by directing SDG&E to pay the Self-Generation Incentive Payment directly to Onsite on Customer’s behalf, or by issuing a check to Onsite.

     c.     O&M Fee and M&V Fee.      In exchange for the O&M Fee and the M&V Fee set forth herein, Onsite will provide the (i) operation and maintenance (“O&M”) services set forth in Section B. of Exhibit 1; and (ii) the measurement and verification (“M&V”) services as set forth on Exhibit 3 attached hereto and incorporated herein, in accordance with the plan set forth in Exhibit 3, and, if applicable, shall prepare and submit the Energy Savings reports pursuant to Section IX of the Master ESA.

O&M Fee	$74,898/year for first Phase Period and escalating thereafter for the Phase Term *

M&V Fee	$43,540/year for the Phase Term

*	The O&M Fee is stipulated to increase at the rate of 3% annually beginning in the second Phase Period (that is, one year after Substantial Completion) and continuing through the end of the Phase Term.

Notwithstanding anything to the contrary in the Master ESA or this Amendment, the Parties acknowledge and agree that Customer has the option, upon notice to Onsite prior to or upon Substantial Completion, to elect (i) to not pay the O&M Fee and M&V Fee (both of which otherwise would be due with each Fixed Payment), in which case the Fixed Payment shall be reduced accordingly, Onsite shall not perform any of the O&M Services or the M&V Services, and Onsite shall have no obligation or liability to Customer for any Energy Savings guarantee; or (ii) to pay the O&M Fee and the M&V Fee (both of which are due with each Fixed Payment) for anywhere between one and the entire 12 Phase Periods (on a consecutive basis only) during the Phase Term, in which case the Fixed Payment shall be reduced accordingly for any Phase Periods for which Customer has elected to not pay the O&M Fee and M&V Fee, Onsite shall perform the O&M Services and the M&V Services for those Phase Periods that Customer has elected to pay the O&M Fee and the M&V Fee, and Onsite shall have the obligation to Customer for the Energy Savings guarantee set forth in this Amendment for those Phase Periods that Customer has elected to pay the O&M Fee and the M&V

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Fee. Customer must elect to pay both the O&M Fee and the M&V Fee, or to not pay either. Customer may not elect to pay only one or the other. If Customer does not provide notice to Onsite as set forth herein either of Customer’s election to not pay the O&M Fee and the M&V Fee or of Customer’s election to pay the O&M Fee and the M&V Fee for less than the entire 12 Phase Periods of the Phase Term, Customer shall be deemed to have elected to pay the same during the entire Phase Term.

On an annual basis, within 90 days after the end of each Phase Period, Onsite will reconcile its actual costs of performing the M&V services attributable to the Energy Savings guarantee and related items pursuant to this Amendment, including but not limited to all direct third party costs and Onsite labor at Onsite’s billing rates. If, on a cumulative basis throughout the term of this Amendment (the Phase Term) the M&V Fee paid by Customer is in excess of Onsite’s reconciled costs, Onsite will promptly pay to Customer the difference.

     8.      PHASE 4 - DISBURSEMENT AUTHORIZATIONS; PAYMENT OF SELF-GENERATION INCENTIVE PAYMENT:      For Phase 4 only, upon each request of Onsite in accordance with the Construction Draw Schedule attached hereto as Exhibit 6 (as the same may be adjusted by the Parties as performance of the Work on Phase 4 progresses), Customer agrees to execute a Disbursement Authorization (substantially in the form attached hereto as Exhibit 7 and incorporated herein or as attached to the Escrow Agreement attached hereto as Exhibit 9, as the financing source may require) (each an “Authorization”), thereby authorizing the advance of funds by the financing source on Phase 4 to Onsite for the benefit of Customer. Customer acknowledges that all of the funds to be advanced by such financing source under this Amendment will be deposited in an escrow account. Because the financing source has advised both Onsite and Customer that Customer must be a party to any escrow agreement required to establish the escrow account, upon Onsite’s request Customer agrees to execute and deliver to the financing source an Escrow Agreement substantially similar to the form attached hereto as Exhibit 9. Additionally, Customer shall pay to Onsite the Self-Generation Incentive Payment (as defined in Section 9 below) either promptly upon receipt of the same by Customer by endorsing the applicable check therefor to Onsite, or by directing SDG&E to make the payment directly to Onsite on Customer’s behalf.

     9.     PHASE 4 - CUSTOMER INCENTIVE PAYMENT:      See Exhibit 5 attached hereto and incorporated herein. As of the date of this Amendment, the Customer Incentive Payment is estimated to be as set forth on Exhibit 5 attached hereto and incorporated herein. As set forth in the Master ESA, the Customer Incentive Payment shall be 100% of the Incentive Payments, calculated and payable as set forth in Section VII of the Master ESA and this Amendment. Notwithstanding anything to the contrary in the Master ESA, (i) the Parties agree that SPC Program shall be defined to include any utility incentive program, including the SPC Program as defined in the Master ESA, and any program applicable to self-generation; (ii) Incentive Payments shall be defined as and include payments under the SPC Program and the Self-Generation Incentive Payment (as defined below); and (iii) the Incentive Payments under the SPC Program that may be applicable to a portion of the ECMs to be installed under Phase 4 are payable approximately upon completion of Phase 4 and submittal to and, if required, approval by SDG&E of the required SPC Documentation.

Additionally, SDG&E has agreed to pay to Customer the sum of $684,533 in incentive payments for the self-generation (cogeneration) unit, photovoltaics and other ECMs to be installed under Phase 4 (collectively, the “Self-Generation Incentive Payment”), all of which is to be paid by Customer to Onsite in accordance with Section 8 above.

City of San Diego – Phase 4
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Onsite hereby guarantees to Customer that the total amount of the Self-Generation Incentive Payment and the Incentive Payments will be no less than $718,842. This Incentive Payment guarantee is subject to and conditioned upon (i) execution of this Amendment by Customer on or before January 31, 2003; (ii) implementation of the current scope of the Work set forth in Exhibit 1 (including at current anticipated costs); and (iii) Customer’s operation of the Facilities in accordance with the Agreement, including but not limited to in the same manner as the Facilities typically were operated in the past, and this guarantee will be adjusted accordingly in the event Customer does not operate the Facilities in a substantially comparable manner (and as set forth in the Agreement). This Incentive Payment guarantee also is subject to final approval of filed savings by SDG&E or other applicable administrator, and the administration of the SPC Program, the self-generation incentive program and other applicable utility incentive programs by SDG&E or other applicable administrator as anticipated and/or in accordance with the current SPC Program, self-generation program and other applicable utility incentive programs, and making payments as required by and/or in accordance with the current incentive program guidelines.

The Parties understand and agree that because the scope of the Work is subject to modification during the Design/Review Phase set forth in Exhibit 1, and thus the Total Capital Cost of the Phase also is subject to modification and finalization during the Design/Review Phase, the Parties will cooperate with each other to modify any provisions of or Exhibits to this Amendment that may require modification or revision in connection with or as a result of the finalization of the scope of the Work and Total Capital Cost.

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City of San Diego – Phase 4
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IN WITNESS WHEREOF, the Parties have caused their duly authorized officers and agents to execute this Amendment as of the date first set forth above.

Onsite:

ONSITE ENERGY CORPORATION

Date: ________ day of ________, 2003	By:

Audrey Nelson Stubenberg, Secretary

Customer:

CITY OF SAN DIEGO, CALIFORNIA

Date: ________ day of ________,2003	By:

Richard L Hays, Director
Environmental Services Department

CASEY GWINN, City Attorney:

CITY OF SAN DIEGO, CALIFORNIA

Approved as to form and legality this ________ day of ________ , 2003	By:

Deputy City Attorney

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Attachments:

Exhibit 1	–	ECMs to be Installed (Scope of Work)/O&M Services

Exhibit 2	–	List of Facilities

Exhibit 3	–	Measurement and Verification Plan

Exhibit 4	–	Stipulated Facility and Equipment Usage

Exhibit 5	–	Fixed Payment and Customer Incentive Payment

Exhibit 6	–	Construction Draw Schedule

Exhibit 7	–	Form of Disbursement Authorization

Exhibit 8	–	Proforma for Phase 4

Exhibit 9	–	Form of Escrow Agreement

City of San Diego – Phase 4
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